 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Harbor Island Development Corporation

 We hereby consent to this inclusion in this Registration Statement on Form S-1, of our report dated April 30, 2010, of Harbor Island Development Corporation relating to the financial statements as of March 31, 2010 and June 30, 2009, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

May 5, 2010